Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of The E. W. Scripps Company on Form S-3 of our report dated March 3, 2004, appearing in the Annual Report on Form 10-K of The E. W. Scripps Company for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Cincinnati, Ohio
August 6, 2004